EXHIBIT 12
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                                             WEINGARTEN REALTY INVESTORS
                             COMPUTATION OF RATIOS OF EARNINGS AND FUNDS FROM OPERATIONS
                                  TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                               (AMOUNTS IN THOUSANDS)


                                                             Three Months Ended        Nine Months Ended
                                                                September 30,            September 30,
                                                             -------------------     --------------------
                                                                2000       1999         2000       1999
                                                             ---------  ---------    ---------  ---------
Net income available to common shareholders. . . . . . . . . $ 14,852   $ 14,562     $  44,261   $  42,260

Add:
Portion of rents representative of the interest factor . . .      219        363           667         692
Interest on indebtedness . . . . . . . . . . . . . . . . . .   11,626      8,155        32,488      23,679
Preferred dividends. . . . . . . . . . . . . . . . . . . . .    5,010      5,010        15,030      14,583
Amortization of debt cost. . . . . . . . . . . . . . . . . .      109         86           313         260
                                                             ---------  ---------    ----------  ----------
    Net income as adjusted . . . . . . . . . . . . . . . . . $ 31,816   $ 28,176     $  92,759   $  81,474
                                                             =========  =========    ==========  ==========

Fixed charges:
Interest on indebtedness . . . . . . . . . . . . . . . . . . $ 11,626   $  8,155     $  32,488   $  23,679
Capitalized interest . . . . . . . . . . . . . . . . . . . .    1,027        890         2,376       2,145
Preferred dividends. . . . . . . . . . . . . . . . . . . . .    5,010      5,010        15,030      14,583
Amortization of debt cost. . . . . . . . . . . . . . . . . .      109         86           313         260
Portion of rents representative of the interest factor . . .      219        363           667         692
                                                             ---------  ---------    ----------  ----------
    Fixed charges. . . . . . . . . . . . . . . . . . . . . . $ 17,991   $ 14,504     $ 50,874    $  41,359
                                                             =========  =========    ==========  ==========

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS. . . . . . . . . . . . . . .     1.77       1.94          1.82        1.97
                                                             =========  =========    ==========  ==========


Net income available to common shareholders. . . . . . . . . $ 14,852   $ 14,562     $  44,261   $  42,260
Depreciation and amortization. . . . . . . . . . . . . . . .   14,032     12,554        40,258      35,544
Loss on sales of property. . . . . . . . . . . . . . . . . .                   5                        60
Extraordinary charge (early retirement of debt). . . . . . .                                           149
                                                             ---------  ---------    ----------  ----------
    Funds from operations. . . . . . . . . . . . . . . . . .   28,884     27,121        84,519      78,013
Add:
Portion of rents representative of the interest factor . . .      219        363           667         692
Preferred dividends. . . . . . . . . . . . . . . . . . . . .    5,010      5,010        15,030      14,583
Interest on indebtedness . . . . . . . . . . . . . . . . . .   11,626      8,155        32,488      23,679
Amortization of debt cost. . . . . . . . . . . . . . . . . .      109         86           313         260
                                                             ---------  ---------    ----------  ----------
    Funds from operations as adjusted. . . . . . . . . . . . $ 45,848   $ 40,735     $ 133,017   $ 117,227
                                                             =========  =========    ==========  ==========
RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS. . . . . . . . . . . .     2.55       2.81          2.61        2.83
                                                             =========  =========    ==========  ==========

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